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                         CONSENT OF ARTHUR ANDERSEN LLP

We hereby consent to the use in this registration statement of the reports of Arthur Andersen Economic Consulting referred to in "The Mergers -- Background of the Mergers" section of the joint proxy statement/prospectus and in the "Recent Developments" section of the prospectus supplement included in this registration statement and to all references to Arthur Andersen Economic Consulting included in this registration statement.

                                                 ARTHUR ANDERSEN LLP

Los Angeles, California
August 22, 1996